Exhibit 10.64

COMMERCIAL OFFER

For

Aerkomm

Related To

A320 Aerkomm K++ Connectivity Solution installation

On

A320 Family Aircraft Type

OFFER REF:	AIS-AJC-20-043 Rev 02

ISSUE DATE:	24-July-2020

TABLE OF CONTENTS

1.	GENERAL			3

	1.1	DEFINITIONS AND GLOSSARY		4
		1.1.1	Definitions	4
		1.1.2	Glossary	5

2.	TECHNICAL SOLUTION			6

	2.1.	AIRCRAFT IDENTIFICATION		6
	2.2.	WORK DESCRIPTION		6
	2.3.	TECHNICAL SOLUTION DELIVERABLES		6
	2.4.	INCLUSIONS		7
	2.5.	ASSUMPTIONS		7
		2.5.1	Customer Inputs	7
		2.5.2	Certification Assumptions	7
		2.5.3	Technical Assumptions	7
	2.6.	EXCLUSIONS / LIMITATIONS		7
		2.6.1	Certification exclusions	7
		2.6.2	Technical Exclusions	7
	2.7.	SUPPLIER FURNISHED EQUIPMENT (“SFE”)		7
	2.8.	BUYER FURNISHED EQUIPMENT (“BFE”)		7

3.	BUYER FURNISHED EQUIPMENT (BFE) REQUIREMENTS			8

4.	PLANNING AND DELIVERY			8

	4.1.	DELIVERY SCHEDULE		8
	4.2.	LEAD TIME		8

5.	FINANCIAL CONDITIONS			9

	5.1.	GENERAL PRICING POLICY		9
	5.2.	PRICES PROPOSAL FOR REFERENCE		9
	5.3.	ADDITIONAL WORK		9

6.	APPLICABLE TERMS AND CONDITIONS			9

	6.1.	APPLICABLE TERMS		9
	6.2.	ANTI-CORRUPTION CONDITIONS		9

7.	VALIDITY PERIOD			10

8.	CONFIDENTIALITY			10

9.	POINT OF CONTACTS			10

10.	OFFER ACCEPTANCE			11

APPENDIX 1 : INVOICING SCHEDULE				12

APPENDIX 2 : AGREEMENT FOR NEW FINAL CUSTOMER				13

APPENDIX 3 : ESCALATION FORMULA				15

APPENDIX 4 : DETAILED TECHNICAL SCOPE				16

APPENDIX 5 : AIS’ GENERAL TERMS AND CONDITION OF SUPPLY				17

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

1.	GENERAL

This agreement (the “Agreement”), dated 24th of July, 2020 is made by and between

AIRBUS Interiors Services (AIS), a French société par actions simplifiée with a share capital EUR 6,000,000.00 with its registered office at 17, Avenue Didier Daurat, 31700 Blagnac, France, registered with the Commercial and Companies Register of Toulouse under number 498 418 334.

(Hereinafter referred to as "Airbus Interiors Services");

and

Aerkomm Pacific Limited, a Malta company created and existing under the laws of Malta, registered under the number C93770, with its registered office at C3006, Balluta Terrace, St. Julian’s Ramp, St. Julian’s STJ 1062, Malta

(hereinafter referred to as the “Customer”).

Hereafter, AIS and the Customer are referred to individually as the “Party” and collectively as the “Parties”.

WHEREAS

(A)	Airbus Interiors Services which is dedicated to creating innovative products and solutions for aircraft interiors - with the primary goals of improving airline revenues, as well as enhancing the overall passenger experience thanks to our strong experience in highly customized product definition and supply.

(B)	As a fully-owned subsidiary of the company Airbus S.A.S (“Airbus”), part of the Services by Airbus offer, Airbus Interiors Services is a new capability - extending current cabin upgrade solutions for Airbus aircraft operators while bringing additional flexibility and reduced lead times.

(C)	the Customer, is an aircraft global connectivity solution provider, who supplied an AERKOMM® K++ system (the “System”);

(D)	both Parties acknowledge being skilled in the aeronautical profession;

(E)	the Customer selected AIS to provide and to certify as per Airbus Design Organisation Approval (“DOA “) a complete retrofit solution allowing to install the System on Airbus Single Aisle Aircraft A320 aircraft family to the exclusion of the Airbus A318, and to apply for and obtain a Supplemental Type Certificate (the “STC”), from the relevant Airworthiness Authorities, needed to carry out and certify the aircraft’s modification (the “Retrofit Solution”);

(F)	the Customer and AIS have discussed the embodiment of the Retrofit Solution on the Aircraft as this term is defined in Appendix 4 below (the “Technical Scope”);

(G)	AIS is willing to provide the Customer with the Retrofit Solution described in Appendix 4, to the Customer;

(H)	the Parties agree to enter into the Agreement to define the terms and conditions of supply by AIS to the Customer of the Services;

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

NOW THEREFORE, in consideration of the above, the Parties agree as follow:

1.1	DEFINITIONS AND GLOSSARY

1.1.1	Definitions

For the purpose of the Agreement, capitalized terms used herein and not otherwise expressly defined in this Agreement.

“Additional Work”	means any activity which is not part of the Services and subject to an Additional Work Order. The scope and the price of Additional Work shall be mutually agreed between the Parties.

“Aircraft”	means the Airbus Single Aisle Aircraft family A320 for which the Customer has received an authorization to install the Retrofit Solution from the Aircraft Owner.

“Aircraft Operator”	means Operator or Airlines or any entity, which operates the Aircraft

"Aircraft Owner"	means Operator or Airline or any entity, which maintains title ownership of the Aircraft and of Additional Aircraft.

“Airworthiness Authorities”	means the governmental official authority having the jurisdiction to approve the aircraft design, manufacture and airworthiness.

“BFE” / “Buyer Furnished Equipment”	means new and/or used engines or components supplied by the Customer for the execution of the Agreement.

“Business Day(s)”	means a day, other than a Saturday or Sunday, on which business of the kind contemplated by this Agreement is carried on in France or, where used in relation to a payment, which is a day on which banks are open for business in France.

“Customer’s Input Data”	means the document gathering the data necessary for the performance of the Service in the form of § 2.5.1.

“EASA”	means European Aviation Safety Agency.

«EASA Part 145”	shall mean annex II of the commission regulation EU N° 1321/2014 and related EASA decision, as amended from time to time.

“FAA”	means the United States Federal Aviation Administration.

“Flight Test”	means a flight with a specific flight profile as agreed by AIS and the Customer for the purpose of certifying that the Aircraft meets all applicable safety and performance requirements of the Aviation Authority. If requested by the local authority.

“ITCM”	means Initial Technical Meeting

“Known Aircraft Configuration”	means the configuration of the Aircraft at delivery by Airbus to the first customer and as modified by the successive owners and/or operators of the Aircraft and/or their respective subcontractors, provided those modifications have been formally notified to Airbus upon their embodiment.

“Certification”	Airbus Design Organization Approval (DOA EASA Part 21J) and our Production Organization Approval (POA EASA Part 21G) on A320 Family, A330, A340, A350 XWB Family and A380, in order to offer an Airbus solution to our customers, meeting all Airbus standard requirements

“Retrofit Solution”	Means the Service, Bulletin, STC and Aircraft Kits to cover the installation of the System described in Appendix 4

“SFE” / “Supplier Furnished Equipment” means new components supplied by the Supplier for the execution of the Agreement.

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

1.1.2	Glossary

AAP	Additional Attendant Panel
A/C	Aircraft
ACP	Area Call Panel
ADIRS	Air Data Inertial Reference System
ADIRU	Air Data / Inertial Reference Unit
AES	Aircraft Earth Station
AIP	Additional Indication Panel
APM	Airplane Personality Module
AMM	Aircraft Maintenance Manual
ASA	Above Service Altitude
ASM	Aircraft Schematic Manual
BFE	Buyer Furnished Equipment
CAM	Cabin Assignment Module
C/B	Circuit Breaker
CBMU	Circuit Breaker Monitoring Unit
CCOM	Cabin Crew Operating Manual
CVE	Chief Verification Engineer
DOA	Design Organization Approval
DSI	Discrete Input
DSO	Discrete Output
Eth	Ethernet
EMI	Electro Magnetic Interference
FAP	Flight Attendant Panel
FCOM	Flight Crew Operating Manual
FMA	Fuselage Mounted Antenna
GES	Ground Earth Station
GNSS	Global Navigation Satellite System
HBCS	High Bandwidth Connectivity System
HoV	Head of Version
HPA	High-Power Amplifier
IF	Intermediate Frequency
IMU	Inertial Measurement Unit
INS	Inertial Navigation System
IPC	Illustrated Part Catalog
IO	Input/Output
IRS	Inertial Reference System
IRU	Inertial Reference Unit
KANDU	Ka-band Aircraft Data Network Unit
KRFU	Ka-band Radio Frequency Unit
L/H	Left-hand
LRU	Line Replaceable Unit
MCDU	Multipurpose Control & Display Unit
MOA	Maintenance Organization Approval
ModMan	Modem Manager
MPD	Maintenance Planning Document
MRO	Maintenance and Repair Organization
N/A	Not applicable
OAE	Outside Aircraft Equipments
ORT	Owner Requirements Table
P/B	Push-Button
PODD	Passenger Owned Device Domain
R/H	Right-hand
SB	Service Bulletin
SDCU	Smoke Detection Control Unit
SNMP	Simple Network Management Protocol
STC	Supplemental Type Certificate
SW	Software
TRS	Technical Repercussion Sheet
WAP	Wireless Access Point

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

2.	TECHNICAL SOLUTION

2.1.	AIRCRAFT IDENTIFICATION

Type:	A320 family aircraft types (excluding A318)

Quantity:	Generic offer – Total price depends on HoV number and Number of aircraft.

Operator:	TBC – Will be covered via Appendix 2

MSN:	TBC – Will be covered via Appendix 2

This total price **CONFIDENTIAL INFORMATION - REDACTED**

2.2.	WORK DESCRIPTION

This Agreement consists in developing EASA certified Service Bulletins, and supplying related kits, aiming to install the Aerkomm K++ Connectivity solution on-board the A320 family commercial aircraft types.

On top of the AIS activities, it includes the needed Airbus S.A.S contributions to support the integration on aircraft, such as, but not limited to, A791 structural reinforcements and Engineering works.

For more detailed presentation, please refer to the attached Appendix 4.

This offer is a generic one, **CONFIDENTIAL INFORMATION - REDACTED**

2.3.	TECHNICAL SOLUTION DELIVERABLES

Airbus Interiors Services will provide the Customer with: **CONFIDENTIAL INFORMATION - REDACTED**

The Customer will receive Airbus Interiors Services SBs and Airbus SBs.

Service Bulletins will provide instructions for the modification of the aircraft, using validated Design Office drawings and additional specific information. **CONFIDENTIAL INFORMATION - REDACTED**

All together being the “Technical Solution” as described below and applicable to the modification of the aircraft hereunder (individually and collectively the “Aircraft”).

The Technical Solution has been defined by AIRBUS Interiors Services on the basis of the Aircraft configuration:

-	At its first delivery by Airbus and/or

-	Modified by the reported incorporation of Airbus SB and/or

-	The relevant engineering order and/or

-	Modified and documented by any Supplemental Type Certificate declared by the Customer (the resulting Aircraft configuration being the “Pre-modification Configuration”)

AIRBUS Interiors Services shall not be held liable for any consequence (including but not limited to delays) in relation with any deviations from the Pre-modification Configuration or modifications performed by the Customer and/or any other entity on the Aircraft. Any of such deviations or modifications may result in additional costs for which the Customer shall be solely responsible.

**CONFIDENTIAL INFORMATION - REDACTED**

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

2.4.	INCLUSIONS

**CONFIDENTIAL INFORMATION - REDACTED**

2.5.	ASSUMPTIONS

2.5.1	Customer Inputs

The Customer shall provide for each involved aircraft the following pre-mod data:

**CONFIDENTIAL INFORMATION - REDACTED**

The Customer shall act as the technical leader ensuring architecture and interconnection compliance.

AIS shall act as an integrator, from a full set of detailed and consolidated input data, coming from the Customer and its sub-suppliers.

2.5.2	Certification Assumptions

**CONFIDENTIAL INFORMATION - REDACTED**

2.5.3	Technical Assumptions

-	It is assumed that the Customer and its sub-system suppliers, has implemented the required Product Quality process and deployed tools in order to ensure:

**CONFIDENTIAL INFORMATION - REDACTED**

2.6.	EXCLUSIONS / LIMITATIONS

2.6.1	Certification exclusions

**CONFIDENTIAL INFORMATION - REDACTED**

2.6.2	Technical Exclusions

**CONFIDENTIAL INFORMATION - REDACTED**

2.7.	SUPPLIER FURNISHED EQUIPMENT (“SFE”)

SFE and material kits related to the implementation of the Service Bulletin as defined in the Appendix 3 shall be delivered by AIS to the customer, including Airbus SB kits.

Kits will be delivered Ex-works at AIS Colomiers (France)

2.8.	BUYER FURNISHED EQUIPMENT (“BFE”)

BFE, as defined and listed in the Appendix 4, shall be provided by the Customer to the Final customer. BFEs will not be sent to AIS.

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

3.	BUYER FURNISHED EQUIPMENT (BFE) REQUIREMENTS

AIS responsibility will be limited to the definition and the manufacturing of provisions according to Buyer furnished equipment (“BFE”) suppliers’ technical data sheet.

The Customer and associated BFE sub-suppliers shall remain fully responsible for administration of the warranty of BFE. BFE shall be solely under the Customer’s responsibility and the following conditions shall apply:

**CONFIDENTIAL INFORMATION - REDACTED**

4.	PLANNING AND DELIVERY

4.1.	DELIVERY SCHEDULE

The delivery schedule is as follows: **CONFIDENTIAL INFORMATION - REDACTED**

Delivery dates will be defined depending on each Final customer via an agreement signed by both Parties as in Appendix 2.

For information, A/C grounding time: **CONFIDENTIAL INFORMATION - REDACTED**

Service Bulletin and STC approval: **CONFIDENTIAL INFORMATION - REDACTED**

As an indication, **CONFIDENTIAL INFORMATION - REDACTED**

Airbus Interiors Services cannot be held liable for the duration of the aircraft grounding time caused by the lead time of the issuance of the MRO’s declarations and the NAA’s actions.

Lead time to gain the Buyer’s airworthiness authorities STC is not considered in the commercial offer. The assistance to the Buyer for obtaining the Certificate of Airworthiness is not considered in the commercial offer.

4.2.	LEAD TIME

To secure the delivery schedule as proposed in Paragraph 4.1 “Delivery schedule”, the supply of the Technical Solution will be subject to the following cumulative conditions:

(i)	the delivery to AIS by the Final customer of the Buyer Furnished Equipment (BFE) qualification and certification documents, and parts if necessary, as per milestone chart agreed during ITCM. The Final customer shall ensure that such BFE complies with AIS specifications and requirements and is not subject to any Airworthiness Directives;

and

(ii)	the delivery to AIS by the Final customer or by its selected BFE suppliers of the relevant and necessary data related to the cabin layout and to the BFE products design no later than fifteen (15) working days prior to the relevant milestone meeting (such as Initial Technical Coordination Meeting (the “ITCM”), Preliminary Design Review (the “PDR”), Critical Design Review (the “CDR”) unless any other dates have been agreed between the parties;

and

(iii)	the receipt by AIS , within the Validity Date (as defined in paragraph 7), of a purchase order mentioning the reference of the Commercial Offer and for an amount corresponding to the Purchase Price (the “Order”). Such Order shall be sent to the attention of sales.interiors-services@airbus.com;

and

(iv)	the receipt by AIS , within the Validity Date (as defined in paragraph 7), of the full amount of the first payment that will be requested by AIS at receipt of the Order in accordance with the conditions of Appendix 1,

Named individually and/or collectively the “Delivery Conditions”.

In the event the Customer is late in providing any of the above Delivery Conditions, Airbus shall have the right to modify the delivery dates set out in the paragraph 4.1 “Delivery schedule”.

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

5.	FINANCIAL CONDITIONS

5.1.	GENERAL PRICING POLICY

The prices mentioned hereafter are:

- **CONFIDENTIAL INFORMATION - REDACTED**

5.2.	PRICES PROPOSAL FOR REFERENCE

The below prices **CONFIDENTIAL INFORMATION - REDACTED**

Non-Recurring Prices :

**CONFIDENTIAL INFORMATION - REDACTED**

Recurring Prices :

**CONFIDENTIAL INFORMATION - REDACTED**

5.3.	ADDITIONAL WORK

Any deviation to the scope of work described in paragraphs 2 to 4 will be treated as an additional work and will be subject to the Work Change Agreement (WCA) process – process to be presented during ITCM.

6.	APPLICABLE TERMS AND CONDITIONS

6.1.	APPLICABLE TERMS

The Parties agree that this Commercial Offer and all signed Agreement(s) as defined in Appendix 2 shall be governed by the General Terms and Conditions of Supply attached hereto as Appendix 5. In the event of any conflict between this Commercial Offer and the General terms and conditions of supply, this Commercial Offer shall prevail. The general terms and conditions of the Customer shall be expressly excluded.

By accepting this Commercial Offer and placing a Purchase Order referencing this Commercial Offer and Agreement as defined in Appendix 2, the Customer will accept to be bound by the terms of the General Terms and Conditions of Supply attached in Appendix 5.

6.2.	ANTI-CORRUPTION CONDITIONS

The Customer shall comply with all applicable anti-money laundering, anti-bribery, and anti-corruption laws and regulations and shall not assist or contribute to any act or omission violating such laws and regulations. The Customer represents and warrants that neither the Customer nor any person acting on its behalf shall: (i) request or receive illicit advantages of any kind whatsoever for itself or for a third party or accept a promise of such advantage; or (ii) promise or give, directly or through an intermediary, an illicit advantage of any kind whatsoever to a third-party.

The Customer shall promptly inform AIS of any act or omission in violation of this Article “Anti-corruption”.

Payments with respect to the Services and/or the Products shall be made by electronic bank transfer from the Customer’s bank account which shall be communicated to AIS upon signature of this Commercial Offer or upon signature of an Agreement as defined in Appendix 2 by the Customer whichever occurs earlier. The Customer shall notify in writing any change to the Customer’s bank details and communicate such updated bank details to Airbus Interiors Services without delay but no later than thirty (30) days prior the payment for the services performed. In the event that the payment is made from a bank account which differs from the bank account notified to Airbus Interiors Services by the Customer, AIS shall have the right to reject the payment and/or to terminate any Purchase Order, Agreement and / or commercial relations for breach of the Customer’s obligations and the Customer shall indemnify AIS from and against any claim, liability, cost arising out of or in connection with such failure or non-compliance.

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

7.	VALIDITY PERIOD

The terms and conditions of this Commercial Offer are valid until **CONFIDENTIAL INFORMATION - REDACTED**

Should no Purchase Order received by AIRBUS Interiors Services as specified above before such Validity Date, all the terms and conditions of this Commercial Offer shall be considered as null and void and AIRBUS Interiors Services reserves the right to revise such terms and conditions for any potential new commercial offer made to the attention of the Customer.

8.	CONFIDENTIALITY

This Commercial Offer is considered to be confidential between the Customer and AIRBUS Interiors Services. The Customer shall not disclose it or part of it to any third party without the prior written consent of AIRBUS Interiors Services.

9.	POINT OF CONTACTS

For Airbus Interiors Services :

Lionel LANDE	Benoit PAWLOWSKY
Sales Director	Senior Program Manager
Mobile: +971 56 409 6265	Mobile: +33 6 45 56 12 95
Mailto: lionel.lande@airbus.com	Mailto: benoit.b.pawlowsky@airbus.com

Headquarters address :

AIRBUS Interiors Services
Bât Socrate
17 Avenue Didier DAURAT
31700 BLAGNAC
France
Tel : +33 5 34 60 50 50

For Aerkomm Pacific Ltd :

Georges Caldironi	Andre Giordimaina
Chief Operating Officer	Project Manager
Mobile : +33675078116	Mobile : +35679073598
Mailto : Georges.caldironi@aerkomm.com	Mailto: andre.giordimaina@aerkomm.com

Headquarters address :

Aerkomm Pacific Limited
C3006, Balluta Terrace, St. Julian’s Ramp
St. Julian’s STJ 1062
Malta

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

10.	OFFER ACCEPTANCE

If this Commercial Offer correctly sets forth the terms and conditions of our mutual understanding regarding the supply of the services herein described and subject to (i) the issuance of a Purchase Order and (ii) the payment of the related instalment as described in this Commercial Offer, kindly indicate your binding agreement by signing where indicated below.

Accepted and agreed,

For Aerkomm Pacific Ltd	For AIRBUS Interiors Services

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

APPENDIX 1 : INVOICING SCHEDULE

The Technical Solution will be invoiced as follows:

**CONFIDENTIAL INFORMATION - REDACTED**

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

APPENDIX 2 : AGREEMENT FOR NEW FINAL CUSTOMER

In order to define the applicable conditions of the supply and delivery of the Services described in agreed Commercial Offer ref AIS-AJC-20-043 and associated General Terms and Conditions of Supply to any following new Final Customer, Parties shall sign an “Agreement” which mentions all information and data below :

AIS reference :

This agreement amends the agreed and signed Commercial Offer AIS-AJC-20-043, and defines the applicable contractual conditions of the supply and delivery of the services offered to the new Aircraft Operator defined as follows:

New Final Customer details:

-	Final Customer Name – ICAO Code :

-	Aircraft Quantity :

-	Involved Aircraft List :

Aircraft Type	Aircraft MSN	Aircraft Registration

-	Number of Head Of Version :

Total Service Prices:

**CONFIDENTIAL INFORMATION - REDACTED**

Delivery Dates:

-	SB Delivery Date :

-	Aircraft #1 delivery date :

-	Delivery rate :

Invoicing Schedule (Based on Appendix 1):

**CONFIDENTIAL INFORMATION - REDACTED**

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

If this Agreement correctly sets forth the terms and conditions of our mutual understanding regarding the supply of the services herein described and subject to (i) the issuance of a Purchase Order and (ii) the payment of the related instalment as described in this Appendix, kindly indicate your binding agreement by signing where indicated below.

Accepted and agreed,

For Aerkomm Pacific Ltd	For AIRBUS Interiors Services

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

APPENDIX 3 : ESCALATION FORMULA

**CONFIDENTIAL INFORMATION - REDACTED**

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

APPENDIX 4 : DETAILED TECHNICAL SCOPE

**CONFIDENTIAL INFORMATION - REDACTED**

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

APPENDIX 5 : AIS’ GENERAL TERMS AND CONDITION OF SUPPLY

FOR PRODUCTS AND SERVICES FOR AIRCRAFT

The general terms and conditions of supply contained herein (the "Terms") shall apply to all quotations and sales made by AIS (the "Seller") concerning the products and services directly or indirectly supplied by the Seller and relating to aircraft, including but not limited to spares and tools, supplier equipment, ground support equipment, technical data and documentation, maintenance planning data support, engineering support including with modification kits, technical assistance and training services (the "Products" and "Services").

Any order placed by the Customer with the Seller and the acceptance of or the payment for any Product or Service shall be deemed to be the acceptance of the Terms (irrespective of whether the Customer accepts the Terms by a written acknowledgement), provided that if the Terms conflict with any conditions contained in aircraft or spare parts purchase agreements or any other specific agreement which may be entered into between the Seller and the Customer, the conditions of such specific agreement shall prevail. The Terms shall prevail over any written or oral purchase conditions related to or contained in a purchase order or similar document submitted by the Customer notwithstanding any provision to the contrary in such document.

The term "Affiliates" shall mean, with respect to Seller, any other person or entity directly or indirectly controlling or controlled by or under common control with the Seller.

1.	ORDERS - ORDER ACCEPTANCE

The Products and Services shall be subject to due ordering by the Customer and acceptance by the Seller. Any order for Products and Services must be sent by the Customer with the Commercial Offer sent and duly signed by the Seller (the “Commercial Offer”), to the address of the Seller provided in the relevant price list of the Seller. Orders shall include all appropriate information including but not limited to the description of the Products and/or Services requested, order number, delivery schedule, Seller's price if available. Orders for Products and Services shall be placed in writing (letter, telefax, telegram, cable, email).

**CONFIDENTIAL INFORMATION - REDACTED**

Unless otherwise provided in any relevant specifications/guides, the obligation to buy and sell the Products or to perform an accept the Services mentioned in the order shall become binding upon both parties and therefore a “Binding Order” only after the issuance by the Seller of an order acceptance in written form.

Any change made by the Seller after receipt of an order shall be sent for approval to the Customer and shall be binding upon both parties if the Customer has not issued any written objection within eight (8) working days from the date of the changed order. If the Customer issues a written objection within the relevant period, the Seller and the Customer shall negotiate in good faith with a view to reaching mutual agreement. If an agreement is not reached within thirty (30) days after issuance by the Customer of an objection, the order shall be deemed cancelled provided that if the Seller was required to specifically manufacture or purchase the Products or start performing the Services, the Customer shall be required to accept such Products and Services and pay such prices as the Seller, will reasonably determine.

As soon as the obligations to buy and to supply Products and Services are binding upon the Customer and the Seller, respectively, any cancellation, modification and/or reduction in the terms and conditions of the Binding Order by the Customer is subject to the prior written approval of the Seller. Cancellation or reduction by the Customer may result in additional charges to the Customer and the Seller may retain any advance payment made by the Customer.

2.	DELIVERY

All sales of Products, except technical data, are made FCA – the place specified by the Seller, as this term is defined in the Incoterms 2010 by the International Chamber of Commerce (the "FCA - Incoterm"). Any enquiry, demand or action relating to the delivery of such Products must be submitted to the carrier.

Sales of technical data are made DAP – the place specified by the Customer as this term is defined in the Incoterms 2010 publication by the International Chamber of Commerce (the "DAP - Incoterm").

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

Claims against the Seller for shortages or apparent defects must be received by the Seller within seven (7) days after receipt of the Products and/or Services by the Customer.

Products and Services will be delivered to the Customer or performed in accordance with the schedule agreed upon in the Binding Order. The routine order lead time for a stock item (a spare part normally available) is fifteen (15) days from the date of order acceptance. If applicable, the Seller shall be entitled to pass on to the Customer extra charges for non AIS proprietary parts. Unless otherwise agreed in writing and in advance, the seller shall not be responsible for the timely delivery of the Customer’s Buyer Furnished equipment.

The Seller will use commercially reasonable efforts to comply with the agreed delivery schedule; however, delivery dates are approximate and the Seller shall not be liable for any loss of profits, loss of use incidental or consequential damages, which may result directly or indirectly from any delay in the delivery of products and services. SELLER SHALL NOT BE LIABLE FOR DELAY IN THE DELIVERY OF PRODUCTS AND SERVICES CAUSED BY LATE DELIVERY OF THE CUSTOMER’S BUYER FURNISHED EQUIPMENT.

Any delivery or performance by the Seller in intermediate stages shall not be deemed to be a breach of these Terms.

For technical data and documentation and their revisions, packing and shipment shall be carried out by the quickest transportation method reasonably available.

3.	TITLE

The Seller retains title to the Products delivered to the Customer until receipt by the Seller of full payment of the entire price including principal and interest, if any.

Notwithstanding the above, the Customer will bear all risk of loss of the Products from the time they are delivered to the Customer in accordance with the FCA Incoterm.

4.	PRICES

All invoices for Products and Services will be at the price indicated in the relevant price list of the Seller or in the relevant quotation or order change notice.

All prices listed are net and FCA, as applicable under Clause 2. All prices listed are exclusive of any taxes or duties that may be levied in connection with the sale, delivery or use of Products and the performance of Services. Should any taxes, duties, or other charges be levied, the Customer shall (a) ensure that the deduction or withholding does not exceed the amount legally required; (b) forthwith pay to the Seller such additional amounts as will result in the receipt by the Seller of the full amount which would have been received had no such deduction or withholding been required; and (c) pay to the relevant authorities the full amount required.

Except in case of significant error or omission by the Seller in price preparation or of a significant revision in manufacturing costs, prices will remain firm for orders received and accepted by the Seller during the applicable calendar year. Binding Orders will be invoiced on the basis of the price list in force on the date of the acceptance of the order by the Seller.

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

5.	TERMS OF PAYMENT

Notwithstanding the below mentioned, for any maintenance service made directly on the aircraft located in AIS premises, payment shall be made **CONFIDENTIAL INFORMATION - REDACTED**

Unless otherwise expressly stated by the Seller, **CONFIDENTIAL INFORMATION - REDACTED**

Payment shall be made in immediately available funds in Euros. In case of payment in any other freely convertible currency, this shall be subject to a specific agreement between the Seller and the Customer.

If any payment due to the Seller is not received on the due date, without prejudice to the Seller’s other rights (including but not limited to the right to claim for payment of any outstanding amount and to cease deliveries to the Customer), the Seller shall **CONFIDENTIAL INFORMATION - REDACTED**

**CONFIDENTIAL INFORMATION - REDACTED**.

6.	WARRANTY, REMEDY AND LIMITATION OF LIABILITY

Subject to the limitations and conditions hereinafter provided, the Seller warrants to the Customer that the Seller parts manufactured by the Seller and bearing a Seller’s part number (the “Seller Parts”) will at the date of delivery be **CONFIDENTIAL INFORMATION - REDACTED**

**CONFIDENTIAL INFORMATION - REDACTED**

In the event of a failure falling within the scope of the above warranty, the Seller’s sole and exclusive liability shall **CONFIDENTIAL INFORMATION - REDACTED**

**CONFIDENTIAL INFORMATION - REDACTED**

7.	INDEMNIFICATION AND INSURANCE

Indemnities Relating to Training

“Training” means all training courses performed in classrooms and any other Services provided to the Customer on the ground, which are not Training on Aircraft.

The Seller shall, except in the case of wilful misconduct and gross negligence of the Customer, its directors, officers, agents, subcontractors and employees, be solely liable for and shall indemnify and hold harmless the Customer, its directors, officers, agents and employees from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) in respect of loss of or damage to the Seller's property and/or injury to, or death of, the directors, officers, agents or employees of the Seller and/or from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) for any loss or damage caused by the Seller to third parties, arising out of, caused by or in any way connected with any Ground Training Services.

The Customer shall, except in the case of wilful misconduct and gross negligence of the Seller, be solely liable for and shall indemnify and hold harmless the Seller from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of loss of or damage to the Customer’s property and/or injury to or death of the directors, officers, agents or employees of the Customer and/or from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) for any loss or damage caused by the Customer to third parties arising out of, caused by or in any way connected with any Ground Training Services.

Indemnities Relating to Training on Aircraft

"Training on Aircraft" means all training courses or training support in connection with any aircraft and provided to the Customer.

The Customer shall, except in the case of wilful misconduct and gross negligence of the Seller, be solely liable for and shall indemnify and hold harmless the Seller from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees), for injury to or death of any person (including any of the Customer's directors, officers, agents and employees utilising such Training on Aircraft Services, but not directors, officers, agents and employees of the Seller) and/or for loss of or damage to any property (including the aircraft in connection with which the Training on Aircraft Services are performed) and/or for loss of use thereof, howsoever arising out of, caused by or in any way connected with any Training on Aircraft Services.

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

The above indemnity shall not apply with respect to the Seller’s legal liability towards any person other than the Customer, its directors, officers, agents or employees arising out of an accident caused solely by a product defect in the aircraft delivered to and accepted by the Customer.

Indemnities Relating to Seller Representatives Services

"Seller Representatives Services" means all assignments to the Customer at its premises of specialists on a medium to long-term basis.

The Customer shall, except in the case of wilful misconduct and gross negligence of the Seller, be solely liable for and shall indemnify and hold harmless the Seller, from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) for all injuries to or death of persons (excepting injuries to, or death, of the Seller’s representatives) and for loss or damage to property and/or loss of use thereof howsoever arising out of or in connection with any Seller Representatives Services.

The Seller shall, except in the case of wilful misconduct and gross negligence of the Customer, its directors, officers, agents, subcontractors and/or employees, be solely liable for and shall indemnify and hold harmless the Customer, its directors, officers, agents and employees from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees) for all injuries to, or death of, the Seller’s representatives in connection with any Seller Representatives Services.

Indemnities Relating to Engineering and Technical Assistance

Engineering and Technical Assistance " means all engineering and technical assistance Services provided by the Seller to the Customer.

The Customer shall, except in the case of wilful misconduct and gross negligence of the Seller, be solely liable for and shall or shall cause the Operator/Owner to indemnify and hold harmless the Seller, from and against all liabilities, claims, damages, costs and expenses incident thereto or incident to successfully establishing the right to indemnification (including legal expenses and attorney fees), for injury to or death of any person (excluding directors, officers, agents and employees of the Seller) and/or for loss of or damage to any property (including the aircraft on which the Services are performed)and/or for loss of use thereof arising out of, caused by or in any way connected with any Engineering and Technical Assistance Services.

Insurance

The Customer shall maintain adequate insurance with respect to the undertakings of the Customer in this Section 7 and shall provide upon the request of the Seller certificates of insurance from the Customer’s insurance brokers, in English, evidencing such insurance coverage, in a form acceptable to the Seller. For all training periods on aircraft and on aircraft Services, the Customer shall cause the Seller to be named as additional insured under the Customer’s Comprehensive Aviation Legal Liability insurance policies, including War Risks and Allied Perils (such insurance shall include the AVN52E Extended Coverage Endorsement (aviation liabilities) or any further Endorsement replacing AVN52E as may be available as well as coverage in respect of War and Allied Perils Third Parties Legal Liabilities insurance) to the extent of the Customer's undertaking hereunder. With respect to the Customer's Hull All Risks and Hull War Risks and Allied Perils insurance, the Customer shall cause the insurers of the Customer's hull insurance policies to waive all rights of subrogation against the Seller, to the extent of the Customer's undertaking hereunder.

Any applicable deductible shall be borne by the Customer with respect to the above policies. The Customer shall furnish to the Seller, not less than seven (7) working days prior to the start of any concerned Services, certificates of insurance from the Customer’s insurance brokers, in English, evidencing the limits of liability cover and period of insurance in a form acceptable to the Seller and certifying that such policies have been endorsed as follows: (i) the Customer's policies shall be primary and non-contributory to any insurance maintained by the Seller; (ii) such insurance shall not become ineffective, cancelled, or coverage decreased or materially changed except on seven (7) days' prior written notice thereof to the Seller ; and (iii) under any such cover, all rights of subrogation against the Seller have been waived to the extent of the Customer's undertaking hereunder.

Should the Customer be different from the Operator/Owner, the Customer shall obtain that the Operator/Owner comply with all obligations specified in connection with the above insurance requirements.

Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.

“Operator/Owner” means the operator and/or the owner, as applicable, of the aircraft on which the Service is performed or for installation in, or with respect to, which a Product is delivered.

For the purpose of this Section 7, "the Seller" includes the Seller, its Affiliates, each of the sub-contractors and assignees of each of the foregoing, their respective directors, officers, agents and employees and any of their respective insurers.

8.	CONFIDENTIAL AND PROPRIETARY INFORMATION

All proprietary information contained in the Products and Services and their respective documentation including but not limited to patent, copyright, drawings, formulae, data, model, descriptions studies, codes and/or other information relating to the design, assembly, composition, manufacture, performance, application, or operation of the Products or Services (the "Confidential Information") are and will remain the exclusive property of the Seller and/or its Affiliates as the case may be. Those proprietary rights will also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Customer.

Whenever the Seller authorises the Customer to manufacture certain items, such authorisation given by the Seller shall not be construed as express or implicit approval of the Customer or such manufactured items. The supply of the Confidential Information will not be construed as a further right for the Customer to design or manufacture any aircraft or part thereof or spare part.

The Customer shall not disclose the Confidential Information or any part thereof to any third party nor use the same other than for its own legitimate purposes.

All technical data and documentation are supplied to the Customer for the sole use of the Customer who undertakes not to disclose the contents thereof to any third party without the prior consent of the Seller save as permitted herein or otherwise permitted pursuant to any government or legal requirement imposed upon the Customer.

9.	EXPORT CONTROL LAWS AND REGULATIONS

Customer acknowledges that the Products, including but not limited to commodities, technology and software, and/or Services to be provided by the Seller under these Terms may be subject to export control laws and regulations, and any supply or use of such Products and/or Services contrary to such laws and regulations is prohibited.

Customer shall indemnify and hold the Seller harmless against any losses, damages, fees or monetary sanctions imposed as a result of Customer’s failure to comply with any applicable export control law or regulation.

10. FORCE MAJEURE

The Seller shall not be responsible for any delays in delivery or for any failure in the performance of its obligations due to causes beyond the Seller's control, including but not limited to: acts of God or the public enemy, natural disasters, fires, floods, explosions or earthquakes, serious accidents, total or constructive total loss; any law, decision, regulation, directive or other act of any government or of the EC authorities or of any department, commission, board, bureau, agency, court ; any regulation or order affecting the supply of Products and/or Services ; war, riots, failure of transportation, strikes or labour troubles causing cessation, slowdown or interruption of work, delay after due and timely diligence to procure materials, accessories, equipment, parts and documentation.

11. ASSIGNMENT

The Customer shall not assign an order or any interest therein or any rights there under (including the right to receive delivery) without the prior written consent of the Seller.

12. SEVERABILITY

In the event that any provision of the Terms should for any reason be held ineffective, the remainder of these Terms shall remain in full force and effect.

13. NO WAIVER

The failure of either party to enforce at any time any of the Terms or to require performance of the same by the other party shall in no way be construed to be a present or future waiver of the relevant Terms.

14. GOVERNING LAW

The Terms shall be governed by, subject to and construed and the performance thereof shall be determined in accordance with the laws of France. Any dispute arising out of the Terms shall be submitted to the exclusive jurisdiction of the Tribunal de Commerce in Toulouse.

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Confidential and proprietary document. This document and all information contained herein is the sole property of AIRBUS INTERIORS SERVICES.

No intellectual property rights are granted by the delivery of this document or the disclosure of its content. This document shall not be reproduced or disclosed to a third party without the express written consent of AIRBUS INTERIOR SERVICES. This document and its content shall not be used for any purpose other than for which it is supplied.